SCHEDULE 14A
(RULE 14a-101)
Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Prospect Energy Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(4)	Date filed:

PROSPECT ENERGY CORP.
10 East 40th Street, Suite 4400
New York, New York 10016
(212) 448-0702

NOTICE OF ADJOURNMENT OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Prospect Energy Corporation (NASDAQ:PSEC) held Wednesday, November 29, 2006 at 10:30 a.m. Eastern Standard Time at the offices of Prospect Energy Corporation, 10 East 40th Street, Suite 4400, New York, NY 10016 has been adjourned in order to provide additional time to obtain a quorum. 2006. No business was transacted prior to the adjournment. The Annual Meeting of Stockholders will reconvene at 1:00 p.m. Eastern Standard Time on Wednesday, December 13, 2006 at the offices of Prospect Energy Corporation, 10 East 40th Street, Suite 4400, New York, NY 10016.

Shareholders of record as of September 21, 2006 are encouraged to vote their shares by telephone at 1-800-454-8693 or via internet at wvvw.proxyvote.com.